UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Accuride Corporation
(Name of Registrant as Specified In Its Charter)

Coliseum Capital Management, LLC Coliseum Capital, LLC Coliseum Capital Partners, L.P. Coliseum Capital Partners II, L.P. Adam Gray Christopher Shackelton
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COLISEUM CAPITAL MANAGEMENT URGES ACCURIDE STOCKHOLDERS TO VOTE AGAINST CRESTVIEW PARTNERS PROPOSED MERGER
Issues Letter Recommending Stockholders NOT Take Any Action on Accuride’s Proxy Materials
Stockholders Will Soon Receive Coliseum’s Proxy Materials and Should Vote the GOLD Proxy Card to Protect the Value of Their Investment
Crestview Offer Significantly Undervalues Accuride and is Not in Best Interests of Stockholders
Stamford, CT – October 21, 2016 – Coliseum Capital Management (“Coliseum”), the largest stockholder of Accuride Corporation (NYSE: ACW), with an ownership of approximately 19% of Accuride’s outstanding shares, today announced that it has issued an open letter to Accuride stockholders urging them to take no action in response to Accuride’s proxy materials related to a vote on the merger proposed by Crestview Partners.
Coliseum has filed its own proxy materials with the Securities and Exchange Commission and will soon be sending these materials to stockholders.  Coliseum urges stockholders to vote the GOLD proxy card AGAINST all of the proposals at the upcoming Special Meeting of Stockholders.
The full text of the letter can be found below.

AN IMPORTANT MESSAGE FROM COLISEUM TO THE STOCKHOLDERS OF ACCURIDE CORPORATION
Urges its Fellow Stockholders to Look for Coliseum’s GOLD Proxy Card Before Voting
Dear Fellow Stockholder of Accuride Corporation:
Although the Special Meeting to vote on the proposed merger of Accuride with affiliates of Crestview Advisors, LLC (“Crestview”) for $2.58 per share is not until November 15, 2016, you may have already received a proxy statement and white proxy card from Accuride.
COLISEUM STRONGLY URGES YOU NOT TO RETURN THE WHITE PROXY CARD OR VOTING INSTRUCTION FORM FROM ACCURIDE AND NOT TO ALLOW ACCURIDE TO TAKE YOUR VOTE OVER THE TELEPHONE
Coliseum urges you to wait until you have received Coliseum’s proxy statement and GOLD proxy card before voting.  Coliseum will soon be sending out our own definitive proxy materials and a GOLD proxy card with respect to the Special Meeting.  If you have already voted the Company’s white proxy card or voting instruction form or had your vote taken over the telephone, a later-dated GOLD card will revoke your previously cast vote.
As the largest holder of common stock of Accuride Corporation, owning 19% of the outstanding shares, Coliseum is writing this letter to express our strong opposition to the proposed sale of Accuride to Crestview.  We believe this proposed merger materially undervalues the Company, is the wrong strategic choice for Accuride and is not in the best interests of stockholders.  We will be voting AGAINST the proposed merger.
Coliseum is a long-term, fundamental investor with more than $1 billion in assets under management.  We are a patient, collaborative investor that focuses on working supportively with management teams and boards.  Since Coliseum’s inception more than 10 years ago, the co-founding partners, Christopher Shackelton and Adam Gray, have sat on the boards of thirteen public companies.  We are proud of the partnerships we have built, and appreciate opportunities to work closely with management teams to create value for all stockholders.  In Coliseum’s history, this is the first time we have publicly opposed a proposed merger.
We have a long track record as a supportive stockholder of Accuride.  We have closely monitored the Company since 2007, and have been one of Accuride’s largest stockholders since 2012.  We have developed a strong relationship with management, and credit Rick Dauch and his team with driving significant intrinsic value over the past five and a half years.
Our view of value and the merits of this proposed merger are based on many years of industry and Accuride-specific research.  We have toured facilities, spent time with multiple layers of management and forged relationships with customers and competitors.  We have confidence in the Company’s strategic plan, talented and committed workforce, valuable operating assets, durable brand and advantageous competitive position.
Our views also reflect our most recent meeting, on October 21, 2016, with representatives of the Company and its financial advisor, which did not change Coliseum’s fundamental view of Accuride’s long-term value or our conviction that the proposed merger is not in the best interests of all Accuride stockholders.
We believe that now is the wrong time to sell Accuride.  The Company has made substantial investments over the past five and a half years, spending over $150 million to upgrade manufacturing facilities and successfully restore its customer relationships.  We believe that the truck market is at a cyclical low, but when the cycle turns Accuride will be well-positioned to harvest the benefits of its hard work and investment.  Stockholders who patiently supported these investments should participate in the upside.
We believe that Accuride’s prospects as an independent company are strong.  The Company’s own projections (disclosed in the Accuride proxy statement) forecast 2018 Adjusted EBITDA (as defined in the Accuride proxy statement) of $98 million.  Using Accuride’s blended Total Enterprise Value multiple which we believe to be 5.5x (as we calculated from the fairness analysis of its financial advisor contained in the Accuride proxy statement) implies a potential valuation of $5.00 per share, which equates to a potential 94% return over the next two years.  The valuation discrepancy is even more pronounced in 2020 when the Company forecasts Adjusted EBITDA of $134 million, which implies a significantly higher share price.  Furthermore, Accuride’s projections do not incorporate any material deleveraging or additional value contributed from high return on investment projects such as, adding aluminum wheels capacity in Europe, optimizing the current manufacturing footprint, or accretive acquisitions, which could further enhance returns – benefits that would be captured by Crestview as a result of the proposed merger.
Less than 18 months ago, Accuride’s common stock was trading near $5.00 per share and the Company received third party acquisition proposals at prices above $5.00 per share.  Because our founders have sat in many boardrooms, Coliseum understands the difficult decisions that boards are faced with at challenging times. But we believe that a sale of Accuride at a cyclical low is the wrong strategic choice, and we strongly recommend pursuing another course.  Rather than allowing Crestview to capture the value resulting from the truck market normalizing, this value should accrue to the benefit of the Company’s existing stockholders.
We believe Accuride’s senior notes can be refinanced and doing so will immediately result in a materially higher share price.  We have had discussions with multiple investment banks regarding the feasibility of refinancing the Company’s senior notes, and we have confidence that the senior notes can be refinanced.
We believe a sale of the Company is the wrong strategic choice for Accuride stockholders.  Instead of selling Accuride at what we believe is a steep discount to its fundamental value, current stockholders should have the opportunity to support Accuride in responsibly managing its debt maturities and strategically positioning itself to create significant stockholder value.
Specifically, we believe Accuride should consider a modest capital raise from current stockholders in order to facilitate refinancing its senior notes, as well as pursue high return on investment projects and growth initiatives through strategic acquisitions.  Coliseum is prepared to provide support by participating in a capital raise and is committed to pursuing a transaction that is fair and equitable to all Accuride stockholders and allows them the opportunity to share in the significant upside that we believe can be realized from their investment in the Company.
The choice for Accuride stockholders is clear. Accuride stockholders can sell now and receive $2.58 per share, a substantial discount to historic trading prices of the Accuride common stock and to takeover proposals received by Accuride only 18 months ago.  Alternatively, Accuride stockholders can reject the proposed merger and, when the market cycle turns, benefit from the significant recovery in Accuride’s business that is reflected in Accuride’s own projections, which imply potential future values of $5.00 per share of Accuride common stock, or potentially even higher values.
We feel compelled to take this uncharacteristic step and oppose this proposed merger in view of the considerable value that Accuride stockholders are being asked to sacrifice.
We believe our fellow stockholders should vote AGAINST this proposed merger
You will be able to vote AGAINST the Crestview merger proposal on our GOLD proxy card.  We urge you to WAIT for and read Coliseum’s proxy solicitation materials before you vote or return a proxy.
If you have already voted for the Crestview merger proposal, you have every right to change your vote by signing, dating and returning a later dated GOLD proxy card or by voting in person at the Special Meeting.
We look forward to sharing with you in more detail in the coming weeks our views AGAINST the Crestview merger proposal.
Why are You Seeking my Vote AGAINST the Crestview Merger Proposal?
We are seeking your vote AGAINST the Crestview merger proposal because we believe the Crestview merger proposal significantly undervalues the Company.  We believe that the proposed sale of Accuride is the wrong transaction, at the wrong time, for the wrong reasons and at the wrong price.
When is the Special Meeting?
The date of the Special Meeting is November 15, 2016, but Accuride has announced that it has mailed proxy solicitation materials to the Company’s stockholders and Accuride may also already be seeking to solicit stockholder votes by telephone, before stockholders have had an opportunity to review the Coliseum proxy materials.
What Should I Do Now?
We recommend that you do NOT return any white proxy card or voting instruction form to Accuride and do NOT allow Accuride to take your vote over the telephone.  If you have already voted a white proxy card or voting instruction form or had your vote recorded over the telephone, returning a later dated GOLD proxy card or GOLD voting instruction form will revoke your previously cast vote.
Who Should I Contact for More Information?
Your vote is important.  Coliseum’s proxy solicitor is Okapi Partners LLC.  If you have any questions or need further assistance with your vote, please contact Okapi Partners at (212) 297-0720 or toll-free at (877) 279-2311 or by email at info@okapipartners.com.
We thank you for your support.
Christopher Shackelton and Adam Gray
Coliseum Capital Management, LLC

FORWARD-LOOKING STATEMENTS
Certain statements contained in this letter, and the documents referred to in this letter, are “forward-looking statements” and are prospective. These statements may be identified by their use of forward-looking terminology such as the words “expects”, “projects”, “believes”, “anticipates”, “intends” or other similar words. Forward-looking statements are not based on historical facts, but rather on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements are subject to inherent risks and uncertainties surrounding future expectations. Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified under the section entitled “Risk Factors” of Accuride’s proxy statement and other risk factors contained in Accuride’s Annual Report on Form 10-K for the year ended December 31, 2015. Such forward-looking statements should therefore be construed in light of such factors, and Coliseum is under no obligation and expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Important Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction. Coliseum filed a preliminary proxy statement and related materials with the SEC on October 21, 2016 in connection with the special meeting of Accuride stockholders in connection with the proposed transaction. The preliminary proxy statement contains, and Coliseum’s definitive proxy statement will contain, important information about the proposed transaction and related matters. ACCURIDE STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, AND THE DEFINITIVE PROXY STATEMENT, WHEN IT IS FILED, AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Coliseum Capital Management, LLC, Coliseum Capital, LLC, Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., Adam Gray, Christopher Shackelton and Christopher Murphy may be deemed to be participants in soliciting proxies from Accuride stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Accuride stockholders in connection with the proposed transaction and any direct or indirect interests they may have in the proposed transaction is set forth in the preliminary proxy statement, which was filed with the SEC on March 21, 2016. To the extent that holdings of the Company’s securities have changed since the amounts set forth in the preliminary proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 and Schedule 13D filings of Coliseum with the SEC.

About Coliseum Capital Management , LLC
Coliseum Capital is an investment firm founded in 2005 by Managing Partners Chris Shackelton and Adam Gray, which focuses on long-term investments in both public and private companies. Coliseum directs capital behind strong management teams, with a willingness to work alongside companies to facilitate further value creation.

Coliseum Contact
Coliseum Capital Management, LLC
203-883-0100

Investor Contact
Okapi Partners LLC
Bruce H. Goldfarb / Patrick McHugh / Lisa Patel
212-297-0720
info@okapipartners.com

Media Contact
Chris Kittredge/David Millar
Sard Verbinnen & Co.
212-687-8080